UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 22, 2015

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On January 22, 2015, BGC Partners, Inc. (“BGC Partners” or the “Company”) issued a press release announcing an offer to exchange up to all $300 million aggregate principal amount of its outstanding 3.75% Senior Notes due 2019 for an equivalent amount of 5.375% Senior Notes due 2019 registered under the Securities Act of 1933, as amended.

Also on January 22, 2015, the Company issued a separate press release announcing that Glass, Lewis & Co., LLC, a leading independent proxy advisory service, has recommended that shareholders of GFI Group Inc. (“GFI”) vote against the merger agreement with CME Group Inc. at a special meeting of GFI shareholders scheduled for January 27, 2015.

Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this report regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC Partners undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC Partners’ Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in our public filings, including our most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	BGC Partners, Inc. press release dated January 22, 2015

99.2	BGC Partners, Inc. press release dated January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: January 22, 2015	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick

[Signature Page to Form 8-K, dated January 22, 2015, with respect to the two press releases issued on January 22, 2015]

Exhibit List

Exhibit No.	Description

99.1	BGC Partners, Inc. press release dated January 22, 2015

99.2	BGC Partners, Inc. press release dated January 22, 2015